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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                        --------------------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                     --------------------------------------

                           Vestcom International, Inc.
             (Exact name of registrant as specified in its charter)


               New Jersey                                22-3477425
(State of incorporation or organization)      (IRS Employer Identification No.)


5 Henderson Drive, West Caldwell, New Jersey                07006
(Address of principal executive offices)                  (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                         Name of each exchange on which
to be so registered                         each class is to be registered
-------------------                         ------------------------------

None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this form relates:
Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:
Stock Purchase Rights


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Item 1.  Description of Registrant's Securities to be Registered.

                  On December 16, 1999, the Board of Directors of Vestcom International, Inc., a New Jersey corporation (the "Company"), declared a dividend of one right (a "Right") for each outstanding share of common stock, par value $.01 per share, of the Company held of record at the close of business on December 28, 1999, or issued thereafter and prior to the Separation Time (as defined in the Rights Agreement referred to below) and issued thereafter pursuant to options and convertible securities outstanding at the Separation Time. The Rights will be issued pursuant to a Shareholder Protection Rights Agreement, dated as of December 16, 1999 (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent.

                  The Rights Agreement (which includes as Exhibit A the description of the terms of the Participating Preferred Stock issuable upon exercise of the Rights and as Exhibit B the form of Rights Certificate and Election to Exercise) is listed as Exhibit 4.1 below and is hereby incorporated herein by reference. The description of the Rights contained in the Company's Current Report on Form 8-K dated December 16, 1999 (the "Current Report") is hereby incorporated by reference herein. Such description of the Rights is qualified in its entirety by reference to the Rights Agreement and such exhibits thereto.


Item 2.           Exhibits.

Exhibit No.                Description
-----------                -----------

     4.1 Shareholder Protection Rights Agreement, dated as of December 16, 1999 (the "Rights Agreement"), between Vestcom International, Inc.
                           and American Stock Transfer &
                           Trust Company, as Rights Agent
                           (previously filed as Exhibit 4.1 to the
                           Company's Current Report on Form
                           8-K, dated December 16, 1999, and
                           incorporated herein by reference).







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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      VESTCOM INTERNATIONAL, INC.



                                      By:  /s/ Joel Cartun
                                         ----------------------------------
                                        Name:  Joel Cartun
                                        Title: Chairman of the Board
                                               and Chief Executive Officer



Date:  December 16, 1999







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                                  EXHIBIT INDEX


Exhibit No.                Description
-----------                -----------

     4.1 Shareholder Protection Rights Agreement, dated as of December 16, 1999 (the "Rights Agreement"), between Vestcom International, Inc.
                           and American Stock Transfer &
                           Trust Company, as Rights Agent
                           (previously filed as Exhibit 4.1 to the
                           Company's Current Report on Form
                           8-K, dated December 16, 1999, and
                           incorporated herein by reference).








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